EXHIBIT 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the 2010 Stock Plan of Aarki Inc. of our report dated March 12, 2021 (except for Note 3, as to which the date is May 13, 2021), with respect to the consolidated financial statements of Skillz Inc. included in its Annual Report (Form 10-K/A) for the year ended December 31, 2020, filed with the Securities and Exchange Commission.

/s/ Ernst & Young LLP

Redwood City, California

August 9, 2021